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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement of our report dated January 15, 1998 relating to the financial statements of Saratoga Resources, Inc. for the year ended December 31, 1997 and to the reference to our Firm under the caption, "Experts", in this Registration Statement and related Prospectus.






/S/ HEIN & ASSOCIATES LLP


Houston, Texas
July 15, 1999